                                                                    Exhibit 12.1


                   Computation of Pro Forma Ratio of Earnings
                             to Fixed Charges After
                      Adjustment for Issuance of Debentures


                                                                      Three
                                                         Year         Months
                                                        Ended         Ended
                                                       12/31/98      3/31/99
                                                      ----------    ----------

Earnings (loss)                                        $  (145.3)   $    (11.2)
                                                      ----------    ----------
Fixed Charges                                               22.0           6.8
    Adjustment:
      Estimated net decrease in
        interest expense from refinancing                   (2.0)         (0.5)
                                                      ----------    -----------
        Total pro forma fixed charges                 $     20.0    $      6.3
                                                      ----------    -----------

Pro forma ratio of loss to fixed charges                     N/A           N/A

Amount by which fixed
    charges exceed earnings (loss)                    $   (165.3)   $    (17.5)






            Computation of Supplemental Pro Forma Ratio of Earnings
                             to Fixed Charges After
                      Adjustment for Issuance of Debentures

                                                                      Three
                                                          Year        Months
                                                         Ended        Ended
                                                        12/31/98      3/31/99
                                                      ----------    -----------

Earnings (loss)                                           (193.4)   $   (25.4)
                                                      ----------    -----------
Fixed Charges                                               37.7         11.2
    Adjustment:
      Estimated net decrease in
        interest expense from refinancing                   (2.0)        (0.5)
                                                      ----------    -----------
        Total supplemental pro forma fixed charges    $     35.7    $    10.7
                                                      ----------    -----------

Supplemental pro forma ratio of loss to fixed charges        N/A          N/A

Amount by which fixed
    charges exceed earnings (loss)                    $   (229.1)   $   (36.1)

